Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 28, 2023, with respect to the financial statements of abrdn Emerging Markets ex-China Fund and abrdn Emerging Markets Sustainable Leaders Fund, each a series of abrdn Funds, incorporated herein by reference, and to the references to our firm under the headings “Experts” and “Financial Highlights of the Funds” in the Information Statement and Prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 17, 2024